U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WOOD PRODUCTS, INC.

(Name of Small Business Issuer in its charter)

NEVADA	2452	98-0363728
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 186 - 8120 #2 Road, Richmond, B.C. Canada V7B 5J8

(604) 908-1990

(Address and telephone number of principal executive offices)

Suite 186 -8120 #2 Road, Richmond, B.C. Canada V7B 5J8

(Address of principal place of business or intended principal place of business)

Corporation Trust Company of Nevada

6100 Neil Road #500

Reno, NV 89511

(775) 688-3061

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as is practicable following filing with the Securities and Exchange Commission.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. N/A

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. N/A

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. N/A

Calculation of Registration Fee
Title of each Class of Securities To be Registered	Dollar Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	300,000	$0.10(1)	$30,000	$2.76
Common	2,475,000	$0.10(1)	$247,500	$22.77

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act, based on the price of the last private offering under Regulation D.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

WOOD PRODUCTS, INC.

PROSPECTUS

2,775,000 shares of common stock, .001 par value, maximum offering

Dated March 21, 2002

Securities Being Offered

This offering consists of up to 2,775,000 shares of common stock. Wood Products is offering 300,000 shares at an offering price of $0.10 per share. Current shareholders, as listed on page 9, are offering 2,475,000. There is currently no public market for the common stock. Wood Products intends to apply to have the common stock quoted either first on the OTC Bulletin Board ("OTCBB) or on the Bulletin Board Exchange ("BBX" ). No trading symbol has yet been assigned. Selling shareholders will offer their shares at $0.10 per share, based on the price at which the shares are being offered , until the shares are quoted on either the OTCBB or the BBX. Officers, Directors or significant investors own none of the shares being offered. The Company's Officers and Directors collectively own 900,000 shares of Restricted Common Stock.

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued And to be Issued	There are 3,375,000 shares of common stock issued and outstanding as of the date of this prospectus.

This is a "self-underwritten" public offering, with no minimum purchase requirement.

1. Wood Products is not using an underwriter for this offering.

2. The offering expenses shown do not include legal, accounting, printing and related costs incurred in making this offering. The Company will pay all such costs, which it believes to be $16,505.03.

3. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to Wood Products, Inc. for its use.

4. The closing date for the Company offering will be August 31, 2002, or until all shares offered by the Company are sold. There is no closing date for the selling shareholder's offering.

This offering involves a high degree of risk, see "Risk Factors" beginning on page 4 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus/proxy. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Wood Products, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prior to this registration, there has been no public market for the shares of Common stock. See RISK FACTORS and DESCRIPTION OF SECURITIES. There can be no assurances that an active trading market will continue in the future.

Wood Products, Inc. is a development stage company.

Item in Form SB-2 Prospectus Caption

Item in Form SB-2 Prospectus Caption	Page No.
Front of Registration Statement and Outside Front Cover Page of Prospectus	1
Inside Front and Outside Back Cover Pages of Prospectus	3

Summary Information and Risk Factors

-Wood Products may be unable to ever produce a profit

-Wood Products may never be able to successfully develop its business plan

-Wood Products may be unable to complete its website, which is necessary for success

-Wood Products' success is dependent on current management, who may be unable to devote sufficient time

-Changes to the North American Free Trade Agreement (NAFTA) may adversely affect the ability of Wood Products to become successful

-Because a small group of existing stockholders own a majority of the outstanding common stock, investors may find that future corporate decisions are controlled by this group whose interest may differ from the interest of other stockholders

-As officers and directors do not devote their full business time to the Company's business, the Compny may not be able to implement its business plan and business may fail

-If a market for our common stock does develop, our stock price may be volatile

- Rules governing low-priced stocks that may effect shareholders' ability to resell shares

- While Wood Products expects to apply for listing on the OTC Bulletin Board, we may not be approved, and shareholders may not have a market to sell their shares

- Wood Products' Auditor has expressed doubts as to Wood Products' ability to continue as a going concern

4
Use of Proceeds	7
Determination of Offering Price	8
Dilution	8
Selling Security Holders	9
Plan of Distribution	12
Legal Proceedings	13
Directors, Executive Officers, Promoters and Control Persons	13
Security Ownership of Certain Beneficial Owners and Management	14
Description of Securities	15
Interest of Named Experts and Counsel	15
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	16
Organization within Last Five Years	16
Description of Business	16
Management's Discussion and Analysis or Plan of Operation	18
Description of Property	19
Certain Relationships and Related Transactions	20
Market for Common Equity and Related Stockholder Matters	20
Executive Compensation	21
Financial Statements	22
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	32
Indemnification of Directors and Officers	32
Other Expenses of Issuance and Distribution	32
Recent Sales of Unregistered Securities	33
Exhibits	33
Undertakings	34
Signatures	35

Until _______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION AND RISK FACTORS.

Prospectus Summary. The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus/Proxy. Each prospective investor is urged to read this Prospectus/Proxy in its entirety.

Wood Products, Inc.'s common stock is presently not traded on any market or securities exchange. 3,375,000 shares of common stock are issued and outstanding as of the date of this prospectus.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 4-6.

SUMMARY

Wood Products, Inc. was incorporated on January 8, 2002 under the laws of the state of Nevada.

The principal offices are located at Suite 186 - 8120 #2 Road, Richmond, B.C. Canada V7B 5J8. The telephone number is (604) 908-1990.

Since becoming incorporated, Wood Products has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.

Wood Products is a development stage company that is in the process of establishing itself as a provider of home building packages. These products will be specifically designed and sold to provide building contractors with material packages for their customized homes to be built. A material package will include the lumber to frame the house on a foundation that is supplied by others. It can also include windows, exterior doors, siding, roofing, and other miscellaneous housing items. Full information about the Company's products will be available on the Internet at www.woodproductscanada.com.

Marketing and distribution of Wood Products' services and products will take place through established small home building contractors currently engaged in the home building industry. The primary markets for distribution will be the United States of America and Germany. Contractors can be found almost everywhere in both of these countries. Wood Products will be able to supply to the small builders services that are usually only provided by large home building corporations. These services will include an informative and interactive website, design and drafting services, insurance and warranty policies, and after sales service and warranty.

Currently, Wood Products has a three person Board of Directors. These three Board members have assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the Company. Frank Bartek, director of Wood Products, will be responsible for the distribution network in Germany, and Gordon Watts, President and director, will oversee the distribution for the United States. Other than Directors and Officers, there are no employees at the present time and there are no plans to hire employees during the next twelve months.

Wood Products incurred a loss in the amount of $7,145 for our most recent fiscal year ended March 31, 2002. Wood Products had cash in the amount of $932 as of March 31, 2002. Prior to filing this registration statement, Wood Products sold 3,375,000 amount of shares for a total of $60,711, thereby providing a cash balance on hand of $54,010 as of June 13, 2002. Wood Products' business plan calls for the spending of approximately $50,000 over the next twelve-month period. Accordingly, Wood Products does have sufficient cash to proceed with the business plan at this time and will be able to proceed with the business plan without additional financing.

This offering consists of up to 2,775,000 shares of common stock. Wood Products is offering 300,000 shares at an offering price of $0.10 per share. Current shareholders, as listed on page 9, are offering 2,475,000. There is currently no public market for the common stock. Wood Products intends to apply to have the common stock quoted on either the OTC Bulletin Board or the Bulletin Board Exchange (BBX). No trading symbol has yet been assigned. Selling shareholders will offer their shares at $.01 per share, based on the price at which the shares purchased, until the shares are quoted on BBX. Officers, Directors or significant investors own none of the shares being offered. The Company's Officers and Directors collectively own 900,000 shares of Restricted Common Stock.

There are 3,375,000 shares of common stock issued and outstanding as of the date of this prospectus.

There is currently no market for Wood Products stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

Wood Products may be unable to ever produce a profit

Wood Products was incorporated on January 8, 2002. We have never been profitable and have never generated any revenue. As of March 31, 2002, the Company had an accumulated deficit of $7,145. It is anticipated that Wood Products will incur increased operating expenses without realizing profitability from sales. Wood Products expects to incur significant losses into the foreseeable future and recognizes that if it is unable to generate significant revenues from planned services, it will not be able to achieve profitability or continue operations and the business will fail.

Wood Products may never be able to successfully develop its business plan

Wood Products is a development stage company that is planning to market home building products and packages to the United States and Germany. These conditions raise substantial doubt as to the Company's continuing as a going concern. The success of business operations will depend upon Wood Products' ability to complete successful development of its planned business and to attain profitable operations. If the Company is not able to complete successful development of its business and attain profitable operations, then its business will fail.

Wood Products may be unable to complete its website, which is necessary for success:

The Wood Products' website, www.woodproductscanada.com is not yet operational. Wood Products intends to use the website as a promotional and marketing tool for its customers to use. The Company has allocated $10,000 to develop the website in the next twelve months. The Company intends to use the website as an "on-line catalogue" for its customers to be able to view the entire line of product and services. If this website isn't available it could affect Wood Products' ability to sell its product and/or services.

Wood Products is also heavily dependent on the web consultant to develop the website in a timely matter within budget.

Wood Product's success is dependent on current management, who may be unable to devote sufficient time.

Wood Products is heavily dependent on the extensive industry experience that Gordon Watts and Frank Bartek bring to the company. If something were to happen to either of them, it would greatly affect the daily operations of the company and further industry contacts would have to be established. There is no assurance that suitable people could be found to replace one or either of them.

Additionally, both Gordon Watts and Frank Bartek operate their own businesses to provide a consistent salary. Both Masseurs Watts and Bartek have been and continue to expect to be able to commit approximately 25 hours each per week of their time, to the development of Wood Products' business plan in the next twelve months. If they are unable to do so, it could greatly affect the development of the business

Changes to the North American Free Trade Agreement (NAFTA) may adversely affect the ability of Wood Products to become successful.

Presently the Company's products would not be subject to any U.S. duties or Federal taxes under the NAFTA agreement. This exemption only applies to the products if the complete house is shipped all at the same time or in separate related shipments within a 24-hour period. If products are shipped separately, not within a 24-hour period, or additional products are required at a later date, they would be subject to various duties and / or Federal taxes. These duties and / or taxes would affect the cost greatly, currently ranging from 23 - 39% combined, and could have an adverse impact on the completion of the sale.

Because a small group of existing stockholders own a majority of the outstanding common stock, investors may find that future corporate decisions are controlled by this group whose interests may differ from the interests of other stockholders

Directors, executive officers and affiliates beneficially own approximately 27% of the outstanding shares of common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these stockholders may differ from the interests of the other stockholders.

As officers and directors do not devote their full business time to the Company's business, the Company may not be able to implement its business plan and business may fail

The Company's officers and directors presently devote only a portion of their business time to the management of Wood Products' business. There is no assurance that these officers and directors will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If they do not devote a sufficient amount of their business time to the management of the business, then the business may fail.

If a market for our common stock does develop, our stock price may be volatile

There is currently no market for Wood Products' common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of the Company's common stock will be subject to wide fluctuations in response to several factors including:

    The ability to complete the development of Wood Products in order to provide those products to the public;

    The ability to generate revenues from sales;

    The ability to generate brand recognition of the Wood Products products and services and acceptance by consumers;

    Increased competition from competitors who offer competing services; and

    The Company's financial condition and results of operations.

Rules Governing Low-Priced Stocks that May Effect Shareholders' Ability to Resell Shares:

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

While Wood Products expects to apply for listing on the OTC Bulletin Board, we may not be approved, and shareholders may not have a market to sell their shares:

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board, and expect to eventually apply to the BBX Exchange when it becomes active in 2003, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the BBX Exchange. Even if we are approved for trading on the OTCBB, if we do not meet the requirements of the BBX Exchange, our stock would then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

Wood Products' Auditor has Expressed Doubts as to Wood Products' Ability to Continue as a Going Concern: In the opinion of our auditor, since we have not generated revenue from operations, it raises substantial doubt about Wood Products' ability to continue as a going concern.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. The Company uses words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.

ITEM 4. USE OF PROCEEDS

Wood Products intends to raise $30,000 from the sale of 300,000 shares of common stock at $0.10 per share. This offering has a maximum amount of $30,000, and no minimum. Wood Products has no intentions to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that Wood Products has already raised a total of $60,711 from the sale of stock. A total of $35,961 has been raised from the sale of stock to Officers and Directors - this stock is restricted and is not being registered in this offering. In addition, the company has raised $24,750 from the sale of stock to other parties - as detailed in Item 7 - Selling Security Holders. The offering expenses associated with this offering are believed to be $16,505.03 As at June 13, 2002 the Company had a balance of $54,010 in cash. This will allow Wood Products to pay the entire expenses of this offer from cash on hand. None of the offering expenses are to be paid out of the proceeds of this offering. One of the purposes of the offering is to create an equity market, which allows Wood Products to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

The following table indicates how Wood Products intends to use the proceeds of this offering. Items are not listed in a priority order.

Item Uses	Amount
Legal and Accounting Fees	$10,000
BBX Listing Fee	5,000
Working Capital	15,000
Total	$30,000

The above expenditure items are defined as follows:

Legal and Accounting Fees: This expenditure item refers to the normal legal and accounting costs associated with listing on a public exchange, such as the BBX.

BBX Listing Fee: As per the BBX website (www.bbxchange.com), the initial listing fee will be $5,000. However, if Wood Products submits its listing application within 6 months of the BBX launch, the listing fee will be $2,500. For the purpose of this Prospectus, the Company is assuming a fee of $5,000.

There is no assurance that Wood Products will raise the full $30,000 as anticipated. The following is the break down of how Management intends to use the proceeds if only 25 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item	25%	50%	75%
Legal and Accounting Fees	$ 2,500	$ 10,000	$ 10,000
BBX Listing fee	5,000	5,000	5,000
Working Capital	0	0	7,500
Total	$ 7,500	$ 15,000	$ 22,500

- If 75% of the maximum amount is raised, Wood Products will be able to satisfy the expected costs of listing on the BBX, with still having $7,500 in cash on hand.

- If 50% of the maximum amount is raised, Wood Products will be able to satisfy the expected costs of listing on the BBX, with no cash on hand.

- If 25% of the maximum amount is raised, Wood Products will be able to pay the listing fee of $5,000, but will have a cash shortfall in paying the legal and accounting fees related to the BBX listing, as these fees are estimated to be $10,000. This would mean that Wood Products would incur an accounts payable relating to these fees. Wood Products would have to use funds that are allocated towards furthering the business as detailed in Items 16 and 17.

Selling Shareholders will not be effected if Wood Products is unable to raise any amount of money through this issuance, because Wood Products does not intend to return stock sales proceeds to investors under any circumstances. However, if Wood Products is unable to raise sufficient additional funds from the sale of stock, the Selling Shareholders may find that there is no market developed on the BBX to allow those Selling Shareholders to sell their shares. The money Wood Products has raised thus far from selling stock to its present shareholders will be used, as outlined in Item 17 - Plan of Operations. Any amount of money raised from the sale of up to 300,000 shares, being offered by Wood Products, which is not used directly for the purpose of listing on the BBX, will be used for working capital for furtherance of the business.

ITEM 5. DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock. The Company's offering price for shares sold pursuant to this offering is set at $0.10. The existing shareholders paid $0.01 per share and the directors of the company paid $0.04 per share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Wood Product's stock) and the high level of risk considering the lack of operating history of Wood Products. The Selling Shareholders, however, will offer their shares at $0.10, based on the price at which the shares are being offered, until the shares are quoted on either the OTCBB or the BBX at which time they will sell their stock at a price determined by the market, which may not be the same price as is sold by Wood Products. The Selling Shareholders will individually determine the price at which they will sell their shares, when and if they decide to sell.

ITEM 6. DILUTION

Wood Products is offering shares of its common stock for $.10 per share through this offering. Over the past five years, its officers, directors and affiliated persons have purchased shares of its common stock for $.001 and $.04 per share. Gordon Watts purchased 1,000 shares at $.001 per share on the date of incorporation (January 8, 2002) and purchased 299,000 shares at $.04 per share on June 3, 2002. James Watts and Frank Bartek purchased 300,000 shares each at $.04 per share on June 3, 2002. See Item 26, Recent Sales of Unregistered Securities, below.

The net tangible book value per share before the initial offering of common stock was $0.01. The net tangible book value per share after the second offering to directors, which is the current net tangible book value per share, is $0.02. Assuming all shares are sold in this offering, there will be an immediate increase in net tangible book value attributable to shares owned previous to the offering of $13,495, or $0.02 per share. There will be an immediate dilution of $0.08 per share that will be absorbed by the purchasers of shares from the Company, which equals a eighty percent (80%) dilution value per share.

ITEM 7. SELLING SHAREHOLDERS

The Selling Shareholders named in this prospectus are offering 2,475,000 of the 2,775,000 shares of common stock offered through this prospectus. The shares include the following:

1. 2,475,000 shares of Wood Products' common stock that the Selling Shareholders acquired from Wood Products in an offering that was relied upon as being exempt from registration under Regulation D of the Securities Act of 1933, and completed on June 1, 2002.

The remaining selling shareholders may be deemed to be underwriters within the definition of Section 2(a)(11) of the Securities Act.

The following table provides as of June 1, 2002, information regarding the beneficial ownership of the common stock held by each of the selling shareholders, including:

1. number of shares owned by each prior to this offering;

2. position with issuer;

3. total number of shares that are to be offered for each;

4. total number of shares that will be owned by each upon completion of the offering;

5. percentage owned by each; and

6. identity of the beneficial holder of any entity that owns the shares.

Name and Address of Selling Shareholders.	Relationship with Management	Position with Issuer.	Shares owned prior to this offering.	Total number of shares to be offered for selling shareholders' account	Total shares to be owned upon completion of this offering	Percent Owned Upon Completion of this offering
Norman Brown 3 - 6250 48A Ave. Delta, BC V4K 4W2	Gordon Watts - Business Associate	None	75,000	75,000	0	0%
Bostislaw (Ross) Vana 301 - 9940 151 St. Surrey, BC V3R 0V3	Gordon Watts - Business Associate	None	75,000	75,000	0	0%
Falko Rehm 4431 Garry St. Richmond, BC V7E 2T9	Gordon Watts - Business Associate	None	75,000	75,000	0	0%
Ondrej Byrtus 16122 86B Ave. Surrey, BC V4N 1B1	Gordon Watts - Business Associate	None	75,000	75,000	0	0%
Heather Nichini 4680 W. 8th Ave. Vancouver, BC V6R 2A7	Gordon Watts - Daughter	None	75,000	75,000	0	0%
Tanis Cornwall 14846 Roper Ave. White Rock, BC V4B 2E2	Gordon Watts - Business Associate	None	100,000	100,000	0	0%
Nanuk Warman #506 - 3495 Cambie St. Vancouver, BC V5Z 4R3	Gordon Watts - Business Associate	None	100,000	100,000	0	0%
Onelis Estevez Leyva #506 - 3495 Cambie St. Vancouver, BC V5Z 4R3	Gordon Watts - Wife of Existing Shareholder	None	100,000	100,000	0	0%
Kathryn Rayher #305 - 1958 Barclay St. Vancouver, BC V6G 1L3	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Linda Schmidt General Delivery Burns Lake, BC V0J 1E0	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Ajaib Gill 10627 138 A Street Surrey, BC V3T 4L2	Gordan Watts - Business Associate	None	75,000	75,000	0	0%
Triantayhous Groumoutis 1577 W. 4th Ave. Vancouver, BC V6J 1L6	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Robert Lalich 14846 Roper Ave. White Rock, BC V4B 2E2	Gordon Watts - Business Associate	None	75,000	75,000	0	0%
Carina Neumann #302 - 549 Dansey Ave. Coquitlam, BC V3K 3G1	Gordon Watts - Niece of existing shareholder	None	50,000	50,000	0	0%
Marguerite Morrison PO Box 203 South Hazelton, BC V0J 2R0	Gordon Watts - Friend of existing shareholder	None	50,000	50,000	0	0%
Erin Jeffery 409-1880 E. Kent Ave S. Vancouver, BC V5P 2S7	Gordon Watts - Niece of Existing Shareholder	None	50,000	50,000	0	0%
Liane Wong #706 - 260 Doris Ave. Toronto, ON M2N 6X9	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Aaron Bomke 12257 134th Street Edmonton, AB T5L 1T8	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Shawna Meade PO Box 94 1475 Beatrice Way Shawnigan Lake, BC V0R 2W0	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Karanjeet Suman 12257 134th Street Edmonton, AB T5L 1T8	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Arthur A. Bomke 4453 James Street Vancouver, BC V5V 3H9	Gordon Watts - Parent of Existing Shareholder	None	50,000	50,000	0	0%
Carol R. Bomke 4453 James Street Vancouver, BC V5V 3H9	Gordon Watts - Parent of Existing Shareholder	None	50,000	50,000	0	0%
Henry Smitsdorff #412 - 1028 Alberni St. Vancouver, BC V6E 1A3	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Gisele Boyer #412 - 1028 Alberni St. Vancouver, BC V6E 1A3	Gordon Watts - Wife of Existing Shareholder	None	75,000	75,000	0	0%
Sebastian Smitsdorff 2331 Trafalgar Street Vancouver, BC V6K 3T1	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
John Watts Apt. 1601 6707 Elbow Dr. S.W. Calgary, AB T2U 0E5	Gordon Watts - Son	None	50,000	50,000	0	0%
Robert Watts #85 - 3711 Robson Crt. Richmond, BC V7C 5T8	Gordon Watts - Son	None	50,000	50,000	0	0%
Sandra Poole #85 - 3711 Robson Crt. Richmond, BC V7C 5T8	Gordon Watts - Wife of existing shareholder	None	50,000	50,000	0	0%
Lloyd Dedemus 7063 Malibu Drive Burnaby, BC V5A 1A2	Gordon Watts - Business Associate	None	75,000	75,000	0	0%
Dennis Moore 823 Norfolk Street Coquitlam, BC V3J 4T5	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
Chad Conley #8 - 3490 Smith Ave. Burnaby, BC V3G 2T3	Gordon Watts - Friend of Existing Shareholder	None	75,000	75,000	0	0%
John H. Drinnan 708 Juniper Place Tsawwassen, BC V4L LJ2	Gordon Watts - Friend	None	75,000	75,000	0	0%
Richard Dedemus 2167 Lorraine Street Coquitlam, BC V3S 4T5	Gordon Watts - Son of Existing Shareholder	None	75,000	75,000	0	0%
Alnoor Bhimj 1928 Westview Drive West Vancouver, BC V7M 3A9	Gordon Watts - Business Associate	None	75,000	75,000	0	0%
Mary Campbell 8040 Fairdell Cr. Richmond, BC V7C 1W4	Gordon Watts - Business Associate	None	50,000	50,000	0	0%

Except as otherwise noted in this list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the Selling Shareholders owns shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 3,375,000 shares of common stock outstanding on June 3, 2002. The 3,375,000 figure includes 900,000 common shares currently owned by Officers and Directors. These 900,000 shares are restricted and are not being registered in this offering.

None of the selling shareholders or their beneficial owners:

    has had a material relationship with Wood Products, other than as a shareholder at any time within the past three years; or

    has ever been an Officer or Director of Wood Products or any of its predecessors or affiliates.

ITEM 8. PLAN OF DISTRIBUTION

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. All the shares will be issued to business associates, friends, and family of current Wood Products' shareholders and principles of the Company. The Officers and Directors of the Company, Masseurs Watts, Watts, and Bartek, will not register as broker-dealers in connection with this offering. Masseurs Watts, Watts, and Bartek will not be deemed to be brokers pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, primarily perform substantial duties as Officers and Directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months.

The Selling Shareholders will be selling 2,475,000 of the 2,775,000 shares offered in this prospectus, and 2,475,000 of the 3,675,000 total shares that will be outstanding if all of the shares to be sold by Wood Products are sold. The Selling Shareholders will be selling 89.2% of the stock being sold in this offering, and 67.3% of the total shares that will be outstanding, if all of the shares to be sold by Wood Products are sold. The shares being sold by the Selling Shareholders will be sold individually by each shareholder, based on market prices and conditions once the shares are registered on an exchange, and will not necessarily be dependant on the price for which Wood Products is offering the shares. If the shares sold by the Selling Shareholders are sold for a price that is less than the price for which Wood Products is selling its stock, Wood Products may not be able to sell its stock, and raise the necessary cash to complete its business development. In such event, the business may fail.

Wood Products plans to offer its shares to the public, with no minimum amount to be sold, and will keep the offering open until its sells all of the shares registered, or August 31, 2002, which ever occurs first. The Selling Shareholders have no time or price limitation for the sale of their shares.

ITEM 9. LEGAL PROCEEDINGS

Wood Products is not currently a party to any legal proceedings. Wood Products' agent for service of process in Nevada is Corporation Trust Company of Nevada, 6100 Neil Road #500, Reno, Nevada 89511.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Wood Products' executive officers and directors and their respective ages as of June 27, 2002, are as follows:

Directors:

Name of Director	Age
Gordon William Watts James Gordon Watts Frank Bartek	67 39 46

Executive Officers:

Name of Officer	Age	Office
Gordon William Watts	67	President
James Gordon Watts	39	CFO, Secretary and Treasurer

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Gordon Watts, President, Member of the Board of Directors, age 67.

Mr. Watts has been in the residential housing and light commercial building business for over 45 years. He has been shipping and building homes in the U.S. since 1984. In 1989 he formed Watts Development Corporation, incorporated in British Columbia, Canada. Mr. Watts expanded his business in 1995, to include shipping homes to China, Japan, and Germany.

Mr. Watts will be allocating his time to Wood Products on a priority basis over his running of Watts Development. As of this filing, Mr. Watts has been allocating approximately 25 hours per week to Wood Products and anticipates doing so during the development of the business plan. Mr. Watts will not be charging Wood Products for his time in the next twelve months.

James Watts, Chief Financial Officer, Secretary and Treasurer, Member of the Board of Directors, age 39, son of Gordon Watts.

Mr. Watts has been in the transportation industry since 1982. As an employee of Vancouver Courier since 1982, he was successful in 1985 in acquiring the Purolator Courier contract, which was applicable until Purolator took over the contract in 1990.

Since then, Mr. Watts has formed the following companies

1993 - Formed and operated Whistler Towing Company and sold the company in 2000.

2000 - Formed and currently operates Fastpark, which is a local parking management company.

Mr. Watts, will be able to spend 5 to 10 hours per week on the development of Wood Products. Mr. Watts will not be charging Wood Products for his time in the next twelve months.

Frank Bartek, Member of the Board of Directors, age 46.

Mr. Bartek graduated from the British Columbia Institute of Technology (BCIT), located in Burnaby B.C., in 1980 with a Diploma in Plumbing and Heating. In 1981, he formed B & S Enterprises for the purpose of running a plumbing and heating contracting business. In 1995, he first worked in Germany as a plumbing and heating contractor.

1998 - After seeing the opportunities to build German style homes with Canadian materials and methods he moved to Germany.

2000 - Mr. Bartek founded his own building company in Germany, Bartek Hausbau GmbH ("Bartek Hausbau").

Mr. Bartek, has been and will continue to spend up to 25 hours per week on the development of Wood Products. Mr. Bartek will not be charging Wood Products for his time in the next twelve months.

None of the Company's Directors or executive officers have been involved, during the past five years, in any bankruptcy proceeding, conviction or criminal proceedings; has not been subject to any order, judgment, or decree, not subsequently reversed or suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and has not been found by a court of competent jurisdiction, the Commission or the Commodity Futures trading Commission to have violated a federal or state securities or commodities law.

Employment Agreements

N/A

Significant Employees

Wood Products has no significant employees other than the officers and directors described above, whose time and efforts are being provided to Wood Products without compensation.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Wood Products to own more than 5% of the outstanding common stock as of June 3, 2002, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	Gordon Watts* 8360 Fairfax Place, Richmond, B.C. Canada, V7C 3Z1	300,000 shares	8.9%
Common Stock	James Watts, P.O. Box 64, Whistler, B.C. Canada, V0N 1B0	300,000 shares	8.9%
Common Stock	Frank Bartek Georg-August-Moller-SH-92, Bad Hersfeld, 36251, German	300,000 shares	8.9%
Common Stock	All Officers and Directors as a Group that consists of 3 people.	900,000 shares	26.7%
Common Stock	Nanuk Warman & Onelis Estevez Leyva** #506 -3495 Cambie Street, Vancouver, B.C. Canada, V5Z 4R3	200,000 shares	5.9%
Common Stock	Tanis Cornwall & Robert Lalich*** 14846 Roper Ave., White Rick, B.C. Canada, V4B 2E2	175,000 shares	5.2%

* None of the children of Gordon Watts live with him, and he has disclaimed any beneficial ownership of any stock owned by any such child.

** Nanuk Warman and Onelis Estevez Leyva are husband and wife and own their common stock separately, but are reporting as one beneficial owner.

*** Tanis Cornwall and Robert Lalich are husband and wife and own their common stock separately, but are reporting as one beneficial owner.

The percent of class is based on 3,375,000 shares of common stock issued and outstanding as of June 3, 2002.

ITEM 12. DESCRIPTION OF SECURITIES

General

The authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of June 3, 2002 there were 3,375,000 shares of common stock issued and outstanding that were held by approximately thirty-eight (38) stockholders of record.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of Wood Products capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of company stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

ITEM 13. INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons Law Firm, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Wood Products issuance of common stock.

The financial statements included in this Prospectus and in the Registration Statement have been audited by BDO Dunwoody, LLP, independent chartered accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding the company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As permitted by Nevada Statutes, Wood Products may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Wood Products directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Wood Products pursuant to the foregoing provisions. Wood Products has been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Wood Products will, unless in the opinion of legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. Wood Products will then be governed by the court's decision.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

Wood Products was incorporated on January 8, 2002, under the laws of the state of Nevada.

There are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from Wood Products. No assets will be or are expected to be acquired from any promoter on behalf of Wood Products. In addition, see Certain Relationships and Related Transactions, Item 19, below.

ITEM 16: DESCRIPTION OF BUSINESS

Business Development

Wood Products Inc. was incorporated on January 8, 2002, in the state of Nevada. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Wood Products has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Wood Products is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Business of Issuer

Wood Products' objective is to pursue the assembly of quality packaged homes and the supply of component material packages in Canada for export to customers worldwide. Packaged homes will be custom shipments of framing, lumber, and finishing components, which will be assembled on the building site. Standard packages are designed to be affordable, easy to build and ship, and compliant with local building regulations.

Principal Products, Services, and Their Markets

Wood Products' objective is to competitively supply Canadian building products for shipment around the world. The supplies will be shipped in the following form: pre-cut home packages, panelized frame packages, whole log and shaped log packages. Wood Products will also source and supply container or truckload shipments of any building material such as lumber, wood trusses, kitchen and bathroom cabinets, prehung and/or finished doors and interior trim, exterior finishing materials (siding, etc.), windows, hardware and other housing components. Standard packages are designed to be affordable, easy to build and ship, and compliant with local building regulations. Essentially, Wood Products gives small builders and individuals direct access to housing supplies so that they enjoy the same advantages as large contractors.

Wood Products is going to offer the following services: design and drafting, competitive pricing, construction management, and packaging and shipping.

In the first two years, the market is to be Germany and the United States. In Germany, there is a demand for wood framed homes, as they are less expensive and quicker to build (three to six months), than standard German masonry homes, which take twelve to eighteen months. In the United States, the lower Canadian dollar and the NAFTA agreement make building material packages very competitive.

Distribution Methods of the Products and Services

Distribution in Wood Products' two primary markets, the United States and Germany, will be through individual building contractors. In Germany, Frank Bartek, director of Wood Products, will coordinate the distribution network. Mr. Bartek is also the sole proprietor of Bartek Hausbau GmbH, which is a home building contracting company in Germany. For U.S. distribution, Vancouver-based Gordon Watts, President and director of Wood Products, will oversee operations. Because of a large following of small builders, we can help them offer the services that are usually supplied only by large corporations. These services include an informative and interactive Web site, design and drafting services, competitive pricing based on high volume, and after-sale service and warranty.

Competition and Competitive Strategy

In past decades, packaged homes have been a small subset of the pre-fabricated home market. Pre-fabrication involves factory assembled wall panels and other components, following rigid designs supplied by the manufacturer. Packaging is different from this in two main ways: the architectural design of a packaged home is totally customized; and there is no pre-assembly of structural components.

Wood Products' market will be strictly with small builders and individual home clients. Wood Products will be able to offer the same services as a larger company.

Sources and Availability of Products and Supplies

Sourcing of components will be based in Vancouver B.C. Canada, which is the headquarters for Wood Products and also a hub of operations for many of Canada's premier lumber manufacturers. These manufacturers include Weldwood, Weyerhauser, Tolko, Lignum, Haida Forest Products, Doman Industries, and Dunkley Lumber Truss Joist. We will also use a large number of consolidators for wood and supplies. These include Dick's Lumber, Curtis Lumber, Taiga Forest Products, and Still Creek Forest Products, which are all Vancouver, B.C. based. All supplied framing lumber in Wood Products package houses will consist of British Columbia fir, Grade II or better. Hemlock, spruce, and pine may also be included. For finishing materials, customers will have a full range of products available to choose from in the Wood Products online catalogue, at www.woodproductscanada.com.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry, or any of the products or services that Wood Products plans to provide that would give cause for any patent, trademark or license infringements or violations. The Company has also not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Governmental Controls, Approvals, and Regulations

Where local government approval is necessary, the small builder will be responsible and will in most cases already be approved.

Government regulations are not a problem on the whole. The industry is governed by local building codes, which in turn are based on engineering standards that are universal from one country to another. Energy efficient, environmentally friendly and design-oriented materials will be used in the package homes. Export standards, as set by the Council of Forest Industries, will be followed.

Research and Development Activities and Costs

Wood Products has not undertaken any research and development to date, nor does it have any plans to undertake any research or development in the future.

Compliance With Environmental Laws

There are no appreciable costs or effects with compliance to environmental laws.

Employees

Other than the Company's Directors and Executive Officers who are currently donating their time to the development of the Company, there are no employees of the Company. Wood Products has no intention to hire employees until the business has been successfully launched with sales revenues flowing into the Company. The Company's Officers and Directors intend to do whatever work is necessary to bring the Company to the point of earning revenues from the sale of the products. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.

REPORTS TO SECURITY HOLDERS.

Wood Products is not required to provide annual reports to security holders. After the registration of the shares to be sold by way of this prospectus, Wood Products is expected to be fully reporting and will make available an annual report in the form of its report on Form 10-K, which will include audited financial statements.

Upon effectiveness of this Form SB-2, Wood Products expects to be subject to the reporting requirements of the Securities and Exchange Commission ("SEC") and will file reports including, but not limited to, Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Event Reports on Form 8-K, and Proxy Statements on Schedule 14.

The public may read and copy any materials Wood Products files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The Public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and the address of that site is www.sec.gov.

ITEM 17. PLAN OF OPERATIONS

The building industry is dominated by two major sectors: suppliers and builders. Wood Products is a company that will provide the services required to blend the supply sector with the building sector.

Wood Products plans to market its material packages through its small builders and individual home clients in the United States and Germany. By using this pre-existing network, Wood Products will gain instant access to hundreds of fully staffed home building contractors. Gaining access to this network will be accomplished by accessing the homebuilder's association lists. Some of the lists are free and fully available on the Internet, while others require a subscription. This will lessen the financial pressure on Wood Products, as there will be no need to license and train employees or to provide equipment, facilities and administrative support for a large workforce.

Two of the directors of Wood Products have a strong background in construction, purchasing, and packaging of building materials. Gordon Watts has been involved in construction and supply of wood framed dwellings for the past 40 years. Mr. Watts, who is based in Vancouver, B.C., will be responsible for the development of the U.S. market. Frank Bartek has been involved in the building industry for the past 20 years. Mr. Bartek, who is based in Germany, will be responsible for the development, sales, and construction of residential dwellings in Germany.

Mr. Watts and Mr. Bartek have many years of experience and contacts, which enable them to supply the services as the supply of materials, drafting, packaging, and shipping.

At present Wood Products is pursuing the development of a website and a catalogue of house plans that are compatible with the styles of homes in the countries of the U.S. and Germany.

At the present time, Wood Products has sufficient funds for the next twelve months of operations. However, as explained in Note 1 of the March 31, 2002, audited financial statements, Wood Products has no established source of revenue and has suffered an operating loss in its initial period of operations.

Wood Products has no plans to undertake product research and development during the term covered by this registration. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring a significant number of employees during the first year of operations.

During the first year of operations, Wood Products will concentrate its efforts on website development and soliciting building contractors through the homebuilder's association lists.

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity for the twelve (12) month period upon effectiveness of this Registration Statement.

Expenditure Item	Amount
Legal and Accounting Fees	$25,000
Consulting and Professional Fees	2,500
Advertising and Promotional Expenses	2,500
Communications Expenses	5,000
Website Development	10,000
Office, Rent, and Miscellaneous Expenses	5,000
Total	$50,000

Legal and Accounting Fees: This item refers to normal legal and accounting costs associated with maintaining a publicly traded company. Wood Products expects to be making these expenditures throughout the year.

Consulting and Professional Fees: These fees refer to the cost of consulting with industry experts.

Advertising and Promotional Expenses: This item refers to the cost of providing product and service information through the homebuilders associations, which is necessary to find small builders.

Communications Expenses: This item refers to telecommunication, postage, courier and all other related forms of communication costs.

Website Development: This item refers to all costs associated with the Company's website development.

Office, Rent, and Miscellaneous Expenses: This item refers to office rent of $150 per month, any small office expenses, and miscellaneous costs that have not been otherwise listed - such as bank service charges or other sundry items.

ITEM 18. DESCRIPTION OF PROPERTY

Wood Products' principal place of business and corporate offices occupy approximately 150 sq. ft. of a 2,000 sq. ft. office at Suite 186 - 8120 #2 Road, Richmond, B.C., Canada, V7B 5J8. The telephone number is (604) 908-1990. This office is used by Gordon Watts, which is rented from Bernardo Yaw, an un-affiliated person, at $150.00 per month on a month-to-month lease. This lease became effective as of May 1, 2002. A copy of said lease is attached as an exhibit hereto. The Company does not own any real property.

The Company does not have any investments or interests in any real estate. Wood Products does not invest in real estate mortgages, nor does it invest in Securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-Any of the directors or officers;

-Any person proposed as a nominee for election as a director;

-Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

-Any of the promoters;

-Any relative or spouse of any of the foregoing persons who have the same house as such person.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. Wood Products anticipates applying for trading of the common stock on the BBX upon the effectiveness of the registration statement of which this prospectus forms a part. However, Wood Products can provide no assurance that the shares will be traded on the BBX or, if traded, that a public market will materialize.

Holders of The Common Stock

As of the date of this registration statement, Wood Products had thirty-eight (38) registered shareholders.

Rule 144 Shares

A total of 899,000 shares of the common stock will be available for resale to the public after June 3, 2004, in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, an officer, director or owner of 10% or more of commons stock who has beneficially owned shares of a company's common stock for at least two years is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of Wood Products' common stock then outstanding which will equal approximately 36,750 shares as of the date of this prospectus; or

2. the average weekly trading volume of Wood Products' common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Wood Products.

Under Rule 144(k), a person who is not one of Wood Products' affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, Wood Products has not granted any stock options.

Registration Rights

Wood Products has not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in Wood Products' articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. Wood Products would not be able to pay its debts as they become due in the usual course of business; or

2. Wood Products' total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Wood Products has not declared any dividends, and does not plan to declare any dividends in the foreseeable future.

ITEM 21. EXECUTIVE COMPENSATION

Summary Compensation Table

Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation
Gordon William Watts, Director, President	2002	0	0	0	0	0	0	0
James Gordon Watts, Director, Secretary, Treasurer	2002	0	0	0	0	0	0	0
Frank Bartek, Director	2002	0	0	0	0	0	0	0

There has been no cash payment paid to the executive officers for services rendered in all capacities to us for the fiscal period ended March 31, 2002. There has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ended March 31, 2002

Stock Option Grants

Wood Products did not grant any stock options to the executive officers during the most recent fiscal year ended March 31, 2002. Wood Products has also not granted any stock options to the executive officers since January 8, 2002.

Employment Agreements

There are no employment agreements

ITEM 22. FINANCIAL STATEMENTS

Index to Financial Statements included herewith:

Audited Financial Statements for the period ended March 31, 2002, including:

Independent Auditors' Report

Financial Statements

Balance Sheet

Statement of Changes in Capital Deficit

Statement of Operations

Statement of Cash Flows

Summary of Significant Accounting Policies

Notes to the Financial Statements

Wood Products, Inc.

(A Development Stage Company)

Financial Statements

For the period from January 8, 2002

(incorporation) to March 31, 2002

Contents

Independent Auditors' Report

Financial Statements

Balance Sheet

Statement of Changes in Capital Deficit

Statement of Operations

Statement of Cash Flows

Summary of Significant Accounting Policies

Notes to the Financial Statements

Independent Auditors' Report

To the Directors and Stockholders of

Wood Products, Inc.

(A Development Stage Company)

We have audited the Balance Sheet of Wood Products, Inc. (a development stage company) as at March 31, 2002 and the Statements of Changes in Capital Deficit, Operations and Cash Flows for the period from January 8, 2002 (incorporation) to March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Wood Products, Inc. (a development stage company) as at March 31, 2002 and the results of its operations, changes in capital deficit and cash flows for the period from January 8, 2002 (incorporation) to March 31, 2002 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company was recently incorporated, and has no established source of revenue and suffered an operating loss in its initial period of operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chartered Accountants

Vancouver, Canada

May 27, 2002

Wood Products, Inc.

(A Development Stage Company)

Balance Sheet

(Stated in US Dollars)

March 31	2002

Assets

Current
Cash	$ 932

Liabilities and Capital Deficit

Liabilities

Current
Accounts payable and accrued liabilities	$ 6,127
Due to stockholder (Note 2)	1,199

Total liabilities	7,326

Capital deficit
Share capital
Authorized
100,000,000 common shares with par value $0.001
Issued and outstanding
1,000 common shares	1
Shares to be issued (Note 4)	750
Deficit accumulated in the development stage	(7,145)

Total capital deficit	(6,394)

Total Liabilities and Capital Deficit	$ 932

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Wood Products, Inc.

(A Development Stage Company)

Statement of Changes in Capital Deficit

(Stated in US Dollars)

From the period January 8, 2002 (incorporation) to March 31, 2002

	Common Shares		Deficit Accumulated in the Development Stage	Total Capital Deficit

	Shares	Amount

Issuance of common shares at $0.001 on incorporation	1,000	$ 1	$ -	$ 1
Net loss and comprehensive loss for the period	-	-	(7,145)	(7,145)
Balance, March 31, 2002	1,000	$ 1	$ (7,145)	$ (7,144)

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Wood Products, Inc.

(A Development Stage Company)

Statement of Operations

(Stated in US Dollars)

For the period from January 8, 2002 (incorporation) to March 31, 2002

Expenses
Office	$ 18
Professional fees	7,127

Net loss for the period	$ (7,145)

Basic loss per share	$ (7.15)

Weighted average shares outstanding	1,000

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Wood Products, Inc.

(A Development Stage Company)

Statement of Cash Flows

(Stated in US Dollars)

For the period from January 8, 2002 (incorporation) to March 31, 2002

Operating activities
Net loss for the period	$ (7,145)
Adjustment to reconcile net loss for the period
to cash used in operating activities
Increase in accounts payable and accrued liabilities	6,127

Cash used in operating activities	(1,018)

Financing activities
Loans from stockholder	1,199
Proceeds from issuance of common shares	1
Proceeds on subscriptions for common shares	750

Cash provided by financing activities	1,940

Increase in cash	932

Cash, beginning of period	-

Cash, end of period	$ 932

Supplemental information
Interest and taxes paid	$ -

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Wood Products, Inc.

(A Development Stage Company)

Summary of Significant Accounting Policies

(Stated in US Dollars)

March 31, 2002

Basis of Presentation

These financial statements are stated in US dollars and are prepared in accordance with US generally accepted accounting principles. The Company is currently in the development stage and presents its financial statements in accordance with Statement of Financial Accounting Standard ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises".

The Company has selected March 31 as its fiscal year end.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from management's best estimates as additional information becomes available in the future.

Income Taxes

The Company follows the provisions of SFAS No. 109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.

Financial Instruments

The Company's financial instruments consist of cash, accounts payable and accrued liabilities and a loan from a stockholder. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values due to the short-term or demand nature of the instruments.

Loss Per Share

Loss per share is computed in accordance with SFAS No. 128, "Earnings Per Share". Basic loss per share is calculated by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period. There is no diluted loss per share at March 31, 2002 because there are no common stock equivalents.

Revenue Recognition

The Company intends to develop its business consisting of the supply of component material packages for quality packaged homes for export to customers worldwide. Revenues will be recognized when the products are shipped, there are no uncertainties surrounding product acceptance, there are no significant vendor obligations, the fees are fixed and determinable and collection is considered probable.

Wood Products, Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Stated in US Dollars)

March 31, 2002

1. Nature of Business and Ability to Continue Operations

Wood Products, Inc. was incorporated on January 8, 2002 under the laws of the State of Nevada. The Company is in the process of organizing its business, which is to supply Canadian building products, and component material packages for packaged homes for export to customers worldwide. Packaged homes consist of foundation, framing and finishing components, which are assembled on the customers building site.

These accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at March 31, 2002, the Company has recognized no revenue and has accumulated operating losses of $7,145 since its inception, has a working capital deficiency of $6,394 and was only recently incorporated. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining long-term financing as well as achieving a profitable level of operations. Management plans to raise equity capital to finance the operations and capital requirements of the Company. It is management's intention to raise new equity financing of approximately $50,000 within the upcoming year. Amounts raised will be used to complete the development of the Company's business plan, commence development of a web site, undertake some advertising and marketing and purchase necessary equipment and supplies to commence the operation of the business. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might arise from this uncertainty.

2. Due to Stockholder

Amounts due to a stockholder are unsecured, non-interest bearing and repayable on demand. Subsequent to March 31, 2002, an additional $5,000 was advanced by the stockholder on similar terms.

3. Income Taxes

The tax effects of temporary differences that give rise to the Company's deferred tax assets are as follows:

Net operating losses
$ 2,430
Valuation allowance
(2,430)

Deferred tax asset (liability)
$ -

Wood Products, Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Stated in US Dollars)

March 31, 2002

3. Income Taxes - Continued

The provision for income taxes differs from the amount computed using the federal statutory income tax rate as follows:

For the period from January 8 2002 (incorporation) to March 31 2002
Provision (benefit) at the federal statutory rate
$ (2,430)
Increase in valuation allowance
2,430
$ -

At March 31, 2002, the Company had losses available for income tax purposes of approximately $7,100, which expire in 2022.

The Company evaluates its valuation allowance requirements based on projected future operations. Management has recorded a valuation allowance because it believes it is more likely than not that the future income tax benefits of the current loss will not be realized. When circumstances change and this causes a change in management's judgement about the recoverability of deferred tax assets, the impact of the change on the valuation allowance will be reflected in current income.

4. Shares to be Issued

To March 31, 2002, the Company received $750 in respect of a stock subscription for 75,000 shares of the Company's common stock. Subsequent to March 31, 2002, stock subscriptions for 2,400,000 shares of common stock were signed and proceeds of $24,000 were received by the Company. Common shares have not yet been issued pursuant to these agreements.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Wood Products has had no changes in or disagreements with the accountants.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Wood Products' officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. The Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with Wood Products or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Wood Products' bylaws provide that Wood Products will indemnify the directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that Wood Products may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that Wood Products shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in Wood Products' sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Wood Products' bylaws provide that Wood Products will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of Wood Products as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Wood Products' bylaws provide that no advance shall be made by it to an officer of Wood Products, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of Wood Products.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$5.03
Federal Taxes	$0.00
State Taxes and Fees	$0.00
Transfer Agent Fees	$ 1,000.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$7,500.00
Blue Sky fees and expenses	$2,000.00
Miscellaneous	$ 1,000.00
Total	$16,505.03

Wood Products is paying all expenses of the offering listed above.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on three separate occasions.

Wood Products sold 1,000 shares of common stock on January 9, 2002, for $1.00. The shares were issued as a private placement. No underwriters were used, and no commissions or other remuneration were paid except to Wood Products. The securities were sold in reliance on Rule 504, Regulation D of the Securities Act of 1933.

Between February 2002 and June 2002, Wood Products sold 2,475,000 shares of common stock at a price of $.01 per share to 35 shareholders for a total of $24,750. No underwriters were used, and no commissions or other remuneration were paid except to Wood Products. The securities were sold in reliance on Rule 504, Regulation D of the Securities Act of 1933. All shareholders continue to be subject to Rule 144 of the Securities Act of 1933. We qualified for an exemption from registration under Rule 505 since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933, and the aggregate offering price was less that $1,000,000

Wood Products sold 899,000 shares of common stock on June 3, 2002, at $.04 per share, for an aggregate of $35,960. The shares were issued in a private placement. No underwriters were used, and no commissions or other remuneration were paid except to Wood Products. The securities were sold in reliance on Rule 504, Regulation D of the Securities Act of 1933.

.

ITEM 27. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Legal Opinion regarding Tradeability
10.1	Office Lease
10.2	Website Consultant Agreement
23.1	Consent of Counsel (Included in Exhibit 5.1)
23.2	Consent of BDO Dunwoody LLP

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Wood Products has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling person sin connection with the securities being registered, Wood Products will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Wood Products will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on June 27,  2002.

WOOD PRODUCTS, INC.

By: /s/ Gordon William Watts

Gordon William Watts

President, Director

By: /s/ James Gordon Watts

James Gordon Watts

CFO, Secretary / Treasurer, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates stated.

By: /s/ Gordon William Watts

Gordon William Watts

President, Director

By: /s/ James Gordon Watts

James Gordon Watts

CFO, Secretary / Treasurer, Director

By: /s/ Frank Bartek

Frank Bartek

Director